UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2009
MACKINAC FINANCIAL CORPORATION
(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)
(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE.
On August 28, 2009, Registrant completed the sale of its mBank branch office located in South Range, Michigan to The Miners State Bank located in Iron River, Michigan (“Miners”). Miners acquired all real property associated with this branch location and assumed approximately $9.9 million in deposits. mBank has retained all loans that were associated with the South Range location.
Registrant previously announced the execution of a definitive agreement with Miners for the sale of this branch office by filing an 8-K and issuing a press release on May 21, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: September 1, 2009

	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
EVP/CFO